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Exhibit 23.3

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration No.'s 333-67086, 333-101321 and 333-99237) pertaining to RadView Software Ltd.'s Key Employee Share Incentive Plan (1996), United States Share Incentive Plan (2000), and Employee Share Participation Plan of our report dated January 22, 2004, with respect to the consolidated financial statements of RadView Software Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

March 25, 2004 Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

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Consent of Independent Auditors